Exhibit 99.1

TRUSTEE’S DISTRIBUTION STATEMENT

To the Holders of:

Corporate Backed Trust Certificates, Kraft Foods Note-Backed Series 2003-11

*CUSIP:	21988G171	Class	A-1
	21988GCR5	Class	A-2

In accordance with the Standard Terms for Trust Agreements, U.S. Bank Trust National Association, as Trustee, submits the following cash basis statement for the period ending November 1, 2012

INTEREST ACCOUNT

Balance as of May 1, 2012		$0.00
Scheduled Income received on securities		$975,000.00
Unscheduled Income received on securities		$0.00

LESS:
Distribution to Class A-1 Holders	-$	881,250.00
Distribution to Class A-2 Holders	-$	93,750.00
Distribution to Depositor	-$	0.00
Distribution to Trustee	-$	0.00
Balance as of November 1, 2012		$0.00

PRINCIPAL ACCOUNT

Balance as of May 1, 2012		$0.00
Scheduled Principal received on securities		$0.00

LESS:
Distribution to Holders	-$	0.00
Balance as of November 1, 2012		$0.00

UNDERLYING SECURITIES HELD AS OF November 1, 2012

Principal Amount	Title of Security
$30,000,000	Kraft Foods Inc. 6 1/2% Notes due November 1, 2031
	*CUSIP:	50075NAC8

U.S. Bank Trust National Association, as Trustee

*	The Trustee shall not be held responsible for the selection or use of the CUSIP numbers nor is any representation made as to its correctness. It is included solely for the convenience of the Holders.